Exhibit 99.2

Q1 2016 Supplemental Financial Information May 3, 2016

Portfolio Composition as of March 31, 2016 Residential Mortgage Credit Portfolio Agency MBS Portfolio Total Portfolio Gross Asset Yield: 8.6% 2.5% 5.9% Financing Cost(2): 3.4% 1.6% 2.5% Net Interest Spread: 5.2% 0.9% 3.4% Net Interest Margin: 5.8% 1.1% 3.6% Excludes unsettled trades.Includes the interest incurred on interest rate swaps. Total Portfolio: $14.9 Billion Total Capital: $2.9 BillionTotal Leverage: 4.0:1 Net Investment Analysis Residential Mortgage Credit PortfolioTotal Assets: $8.2 Billion(1) Agency MBS PortfolioTotal Assets: $6.7 Billion(1)

Portfolio Composition as of March 31, 2016 Residential Mortgage Credit Portfolio Agency MBS Portfolio Total Portfolio Gross Asset Yield: 8.6% 2.5% 5.9% Financing Cost(2): 3.4% 1.6% 2.5% Net Interest Spread: 5.2% 0.9% 3.4% Net Interest Margin: 5.8% 1.1% 3.6% Excludes unsettled trades.Includes the interest incurred on interest rate swaps. Total Portfolio: $14.9 Billion Total Capital: $2.9 BillionTotal Leverage: 4.0:1 Net Investment Analysis Residential Mortgage Credit PortfolioTotal Assets: $8.2 Billion(1) Agency MBS PortfolioTotal Assets: $6.7 Billion(1)

March 31, 2016 December 31, 2015 GAAP Asset Allocation: Quarter Over Quarter Comparison(1) (1) Based on Fair Value.

(1) Consists of tranches of RMBS and loan securitizations sold to unrelated third parties. March 31, 2016 December 31, 2015 GAAP Financing Sources: Quarter Over Quarter Comparison Total Financing: $11.7 Billion Total Financing: $11.7 Billion (1) (1) 3.5% 0.9%

Agency & Repo Summary Agency Securities – As of March 31, 2016 Repo Days to Maturity – As of March 31, 2016 Agency Securities – As of December 31, 2015 Repo Days to Maturity – As of December 31, 2015 ($ in thousands) Maturity Principal Balance(3) Weighted Average Rate Weighted Average Days Within 30 days - - 30 to 59 days 2,640,174 0.62% 60 to 89 days 1,734,687 0.62% 90 to 360 days 132,840 0.62% Over 360 days 817,025 0.75% Total $5,324,726 0.64% 53 Coupon is a weighted average for Commercial and Agency IO.Notional Agency IO was $4.0 and $6.7 billion as of 3/31/2016 and 12/31/2015 respectively. Excludes unsettled trades. Security Type Coupon(1) Current Face Weighted Average Price Weighted Average CPR Agency Pass-through 3.50% $3,006,693 104.8 6.6 4.00% 1,698,645 106.9 6.8 4.50% 358,017 108.9 17.2 Commercial 3.4% 1,072,937 104.9 0.1 Agency IO 0.8% N/M(2) 4.5 5.4 Total $6,136,292 Maturity Principal Balance(3) Weighted Average Rate Weighted Average Days Within 30 days $2,240,043 0.74% 30 to 59 days 1,938,859 0.75% 60 to 89 days 166,374 0.74% 90 to 360 days 1,125,427 0.84% Over 360 days - - Total $5,470,703 0.76% 52 Security Type Coupon(1) Current Face Weighted Average Price Weighted Average CPR Agency Pass-through 3.50% $2,950,266 103.1 6.6 4.00% 1,717,460 105.9 6.3 4.50% 377,693 108.0 21.8 Commercial 3.4% 952,091 102.3 0.8 Agency IO 0.8% N/M(2) 4.1 6.3 Total $5,997,510

Consolidated RMBS & Loan Securitizations

($ in thousands)			At Issuance / Acquisition			As of March 31, 2016		
Vintage	Type	Deal	Total Original Face	Total of Tranches Sold	Total of Tranches Retained	Total Remaining Face	Remaining Face of Tranches Sold	Remaining Face of Tranches Retained
2015	Whole Loan Securitization	CIM 2015-4AG(1)	$750,647	$425,000	$325,647	$707,462	$495,043	$212,419
2015	Whole Loan Securitization	CIM 2015-1EC	268,731	214,985	53,746	243,496	187,493	56,003
2015	Whole Loan Securitization	CIM 2015-2AG(2)	330,293	276,998	53,295	286,497	234,778	51,719
2015	Whole Loan Securitization	CIM 2015-3AG(3)	698,812	520,935	177,877	632,678	461,863	170,815
2014	Whole Loan Securitization	CSMC 2014-CIM1(4)	333,865	268,087	65,779	269,851	206,155	63,695
2013	Whole Loan Securitization	SLFMT 2013-1A	1,021,846	1,019,291	2,555	732,434	621,048	111,385
2013	Whole Loan Securitization	SLFMT 2013-2A	1,137,308	1,134,464	2,844	907,284	870,253	37,031
2013	Whole Loan Securitization	SLFMT 2013-3A	500,390	499,139	1,251	431,154	266,905	164,249
2014	RMBS Securitization	CSMC 2014-4R(5)	367,271	-	367,271	279,581	-	279,581
2012	Whole Loan Securitization	CSMC 2012-CIM1	741,939	707,810	34,129	102,128	70,789	31,339
2012	Whole Loan Securitization	CSMC 2012-CIM2	425,091	404,261	20,830	85,175	65,740	19,435
2012	Whole Loan Securitization	CSMC 2012-CIM3	329,886	305,804	24,082	165,567	145,186	20,381
2010	RMBS Securitization	CSMC 2010-1R	1,730,581	691,630	1,038,951	698,570	29,687	668,883
2010	RMBS Securitization	CSMC 2010-11R	566,571	338,809	227,762	310,292	97,632	212,661
2009	RMBS Securitization	CSMC 2009-12R	1,730,698	915,566	815,132	635,231	141,291	493,940
2009	RMBS Securitization	JPMRR 2009-7	1,522,474	856,935	665,539	587,061	197,010	390,051
2009	RMBS Securitization	JMAC 2009-R2	281,863	192,500	89,363	103,847	44,078	59,769
2008	Whole Loan Securitization	PHHMC 2008-CIM1	619,710	549,142	70,568	65,579	47,047	18,532
	TOTAL		$13,357,978	$9,321,356	$4,036,622	$7,243,887	$4,181,997	$3,061,890
			% of origination remaining			*54%*	*45%*	*76%*

(1) Contains collateral from Springleaf 2012-3A Trust.
(2) Contains collateral from Springleaf 2012-2A Trust.
(3) Contains collateral from Springleaf 2012-1A Trust.
(4) Contains collateral from Springleaf 2011-1A Trust.
(5) Contains collateral from CSMC 2010-12R Trust.

CHIMERA INVESTMENT CORPORATION

Information is unaudited, estimated and subject to change.

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